QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IHS Inc. for the registration of shares of its Class A common stock and to the incorporation by reference therein of our reports dated January 19, 2007 with respect to the consolidated financial statements of IHS Inc., IHS Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of IHS Inc. as of November 30, 2006 included in its Annual Report (Form 10-K) for the year ended November 30, 2006, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
March 20, 2007 Denver, Colorado

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM